UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 7, 2008

SYNTHETIC FIXED-INCOME SECURITIES, INC. ON BEHALF OF: STRATS(SM) TRUST FOR IBM CORPORATION SECURITIES, SERIES 2004-7
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-111858-02 001-32232	52-2316339
(State or Other Jurisdiction of Incorporation)	(Commission Number)	(I.R.S. Employer Identification No.)

Synthetic Fixed-Income Securities, Inc. 301 South College Charlotte, North Carolina	28288
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:     (704) 383-7727

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The STRATS(SM) TRUST FOR IBM CORPORATION SECURITIES, SERIES 2004-7, which we refer to herein as the “Trust,” was formed pursuant to the Base Trust Agreement, dated as of September 26, 2003, between Synthetic Fixed-Income Securities, Inc., as depositor, and U.S. Bank Trust National Association, as trustee and securities intermediary, as supplemented by the STRATS(SM) Certificates Series Supplement 2004-7 in respect of the Trust dated as of June 15, 2004 (the “Series Supplement”).

Item 8.01. Other Events

On April 7, 2008, Synthetic Fixed-Income Securities, Inc. surrendered 40,000 STRATS(SM) Certificates, Series 2004-7 held by it having an aggregate stated amount equal to $1,000,000 to the Trust in exchange for a distribution of IBM Corporation 4.750% Notes due November 29, 2012, having a principal balance equal to $1,000,000 in accordance with the optional exchange provisions of Section 39 of the Series Supplement.

After giving effect to the above exchange of Certificates, as of the close of business on April 7, 20087, $15,655,000 aggregate principal amount of IBM Corporation 4.750% Notes due November 29, 2012 are held by the Trust, and 626,200 Certificates representing $15,655,000 aggregate Certificate Principal Balance are outstanding.

SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Synthetic Fixed-Income Securities, Inc.

Date: April 7, 2008	By:	/s/ Jimmy Whang
Name: Jimmy Whang
Title: Director